UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________
FORM 8-K
__________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2020
__________________________________________________________
HEALTH CATALYST, INC.
(Exact name of registrant as specified in its charter)
________________________________________________________________

Delaware	001-38993	45-3337483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3165 Millrock Drive #400
Salt Lake City, UT 84121
(Address of principal executive offices, including zip code)

(801) 708-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
______________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
______________________________________________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	HCAT	The Nasdaq Global Select Market
________________________________________________________
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On April 8, 2020, Health Catalyst, Inc. (the “Company”) issued a press release announcing the Company’s proposed private offering of $175 million principal amount of convertible senior notes due 2025 pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On April 8, 2020, the Company issued a press release announcing that it had priced an offering of $200 million principal amount of convertible senior notes due 2025. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Health Catalyst, Inc. press release announcing proposed convertible notes, dated April 8, 2020
99.2	Health Catalyst, Inc. press release announcing pricing of convertible notes, dated April 8, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CATALYST, INC.

Date: April 9, 2020	By:	/s/ J. Patrick Nelli
J. Patrick Nelli

Chief Financial Officer